                                                                                                         Exhibit 10.177
                                                          FIRST AMENDMENT TO
                                           UNITED STATES LICENSE AND CO-PROMOTION AGREEMENT

         THIS FIRST  AMENDMENT TO UNITED STATES LICENSE AND  CO-PROMOTION  AGREEMENT (the  "Amendment"),  is entered into as of
October 23, 2002 (the "Amendment Effective Date"), by and between MEDIMMUNE VACCINES, INC. (formerly Aviron, Inc.), a Delaware corporation with its principal place of business at 297 North Bernardo Avenue, Mountain View, California 94043 ("MedImmune
Vaccines"), and WYETH (formerly American Home Products Corporation), acting through its Wyeth Pharmaceuticals division, a Delaware corporation with its principal place of business at 5 Giralda Farms, Madison, New Jersey 07940 ("Wyeth"). MedImmune Vaccines and
Wyeth are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                                               RECITALS

         WHEREAS,  MedImmune,  Inc.  acquired  Aviron,  Inc.  ("Aviron") in January 2002,  and Aviron  survived such  acquisition as a wholly-owned subsidiary of MedImmune, Inc., which subsidiary was renamed MedImmune Vaccines, Inc.; and

         WHEREAS, American Home Products Corporation changed its corporate name to Wyeth in March 2002; and

         WHEREAS,  pursuant to that certain  United States  License and  Co-Promotion  Agreement  dated January 11, 1999 by and between Aviron and American Home Products Corporation (the "U.S. Agreement"), the Parties are collaborating to develop, commercialize, market and promote MedImmune Vaccines's proprietary intranasally delivered cold-adapted vaccine formulation against influenza and influenza-associated illnesses, including otitis media infection, known as FluMist(R)or FluEnz(TM)(collectively,
"FluMist") in the United States and its territories and possessions; and

         WHEREAS,  of even date  herewith,  Wyeth and MedImmune  Vaccines have amended that certain  FluMist(R)Supply  Agreement dated January 11, 1999 (the "Supply Agreement") to modify the terms for the manufacture and supply of FluMist and the transfer price payments to be paid by Wyeth for supply of FluMist; and

         WHEREAS,  MedImmune  Vaccines and Wyeth  desire to amend the U.S.  Agreement  to: (a) change the  Co-Promotion  Term,  and
(b) modify one of the supply goal payments payable by Wyeth to MedImmune Vaccines for MedImmune Vaccines's supply of the frozen formulation of FluMist; and

         NOW,  THEREFORE,  in consideration of the foregoing  recitals and the mutual covenants and agreements  contained  herein, the Parties hereby agree as follows:

1.       All  capitalized  terms used but not  otherwise  defined  herein  shall have the  meanings  ascribed to such terms in the
U.S. Agreement.

2.       Each  reference in the U.S.  Agreement to "Aviron,  Inc." shall be replaced by "MedImmune  Vaccines,  Inc." Each  reference in the U.S. Agreement to "Aviron" shall be replaced by "MedImmune Vaccines".

3.       Each reference in the U.S. Agreement to "American Home Products Corporation",  "AHPC",  "Wyeth-Ayerst  Laboratories
Division", and "Wyeth-Ayerst" shall be replaced with "Wyeth."

4.       "First Full Flu Season"  means the first Flu Season in which both (a)  Regulatory  Approval  for the Product in the
Territory has been obtained prior to June 30 of the first partial calendar year of such Flu Season; and (b) MedImmune is capable of manufacturing the lesser of (i) (CONFIDENTIAL TREATMENT REQUESTED) doses of the Product, or (ii) the JCC Forecast / Modified
Forecast (as defined in the Second Amendment to the Supply Agreement), as applicable, for such Flu Season. The First Full Flu Season is the season following the Launch Date Flu Season. The Launch Date Flu Season is the season in which both (a) Regulatory Approval for the Product in the Territory has not been obtained prior to June 30 of the first partial calendar year of such Flu Season but has been obtained prior to the end of such Flu Season; and (b) MedImmune is capable of manufacturing the lesser of (i) (CONFIDENTIAL
TREATMENT REQUESTED) doses of the Product, or (ii) the JCC Forecast/Modified Forecast, as applicable, for such Flu Season.

5.       Section 1.16 of the U.S Agreement shall be deleted in its entirety and replaced with the following new Section 1.16:

         "1.16    "Co-Promotion  Term" means the period  commencing on the Launch Date,  extending through the Launch Date Flu
         Season , and terminating upon the earlier of (a) May 1 of the  (CONFIDENTIAL  TREATMENT  REQUESTED) Flu Season following the First Full Flu Season or as extended  pursuant to Section 19.8, or (b)  termination  of this  Agreement  pursuant to
         Section 19.2,  19.3, 19.4 or 19.5, or as otherwise agreed by the Parties in writing."

6.       Section 8.3 of the U.S. Agreement shall be replaced, in its entirety, with the following new Section 8.3:

         "8.3     Supply Goal  Payments.  Wyeth shall pay the following  amounts to MedImmune  Vaccines no later than fifteen (15)
         days after the occurrence of the following events:

                  (a)      Wyeth shall pay to MedImmune Vaccines  (CONFIDENTIAL  TREATMENT REQUESTED) upon the first commercial sale of the Frozen Formulation in the Territory,  excluding any sales in the 2002-03 Flu Season,  provided that both of the  following  two  conditions  are met:  (i)  Regulatory  Approval for such Frozen
                           Formulation  in the Territory was obtained on or prior to June 30 of the year of the  applicable  Flu
                           Season in which such first commercial sale occurred, and (ii) the JCC Forecast for such Flu Season is at least (CONFIDENTIAL  TREATMENT REQUESTED) doses;

                  (b)      Wyeth shall pay to MedImmune Vaccines (CONFIDENTIAL  TREATMENT REQUESTED) upon receiving written notice from MedImmune Vaccines that MedImmune  Vaccines has supplied and Wyeth has accepted,  pursuant to
                           Section 6.3(a) of the Supply Agreement,  at a minimum, the lesser of (i) (CONFIDENTIAL  TREATMENT
                           REQUESTED) doses, or (ii) the JCC Forecast for the Frozen Formulation for the third Flu Season."

7.       Section 12.2 of the U.S.  Agreement  shall be  replaced,  in its entirety  with the  following  new Section  12.2:
"12.2 Royalty Reports and Payments. No later than the tenth (10th) working day in January, April, July and October, Wyeth shall provide MedImmune Vaccines with a written report summarizing the number of doses of Frozen Product sold in the U.S., and an estimate of average Net Sales per dose, based on Wyeth's best estimates. Within thirty (30) days after the first day of January, April, July and October of each year during the Co-Promotion Term, Wyeth shall deliver to MedImmune Vaccines a true and accurate report of Net
Sales of Product, if any, sold by Wyeth, its Affiliates, and sublicensees in the Territory during the preceding three (3) month period in the Territory, accompanied by all royalties due under Section 12.1 and all payments due to MedImmune Vaccines under
Section 7.6 for the period covered by such report. Such report shall also include the information necessary for MedImmune Vaccines to calculate "Net Sales", including actual and accrued estimates for freight, cash discounts, rebates and returns. If there are no
Net Sales during such period, the report shall so state. If any amount is payable by MedImmune Vaccines to Wyeth, MedImmune Vaccines shall pay such amounts to Wyeth within thirty (30) days of receipt of such report in U.S. dollars by wire transfer to a bank account designated by Wyeth."

8.       Section 20.1(b) of the U.S. Agreement shall be amended by deleting "President of Wyeth-Ayerst Global
Pharmaceuticals" and inserting in its place "President of Wyeth Pharmaceuticals".

9.       The Parties' addresses for notices in Section 21.5 of the U.S. Agreement shall be replaced with the following:

         If to MedImmune Vaccines:          MedImmune, Inc.
                                            35 West Watkins Mill Road
                                            Gaithersburg, Maryland  20878
                                            Attention:        Chief Executive Officer
                                            Telephone:        (301) 527-4256
                                            Facsimile:        (301) 527-4201

         If to Wyeth:                       Wyeth Pharmaceuticals
                                            555 Lancaster Avenue
                                            St. Davids, Pennsylvania
                                            Attention:        Sr. Vice President
                                                              Global Business Development
                                            Telephone:        (610) 688-5809
                                            Facsimile:        (610) 688-9498

         With copies to:                    Wyeth
                                            Five Giralda Farms
                                            Madison, New Jersey  07940
                                            Attention:        Executive Vice President and General Counsel
                                            Telephone:        (973) 660-6040
                                            Facsimile:        (973) 660-7155

10.      Except as amended hereby, all terms and conditions of the U.S. Agreement shall remain in full force and effect.

         IN WITNESS  WHEREOF,  MedImmune  Vaccines  and Wyeth have caused this  Amendment  to be executed as of the date first written above by their respective officers thereunto duly authorized.

WYETH                                                         MEDIMMUNE VACCINES, INC.

By: /s/ Ronald Alice                                          By: /s/ Melvin D. Booth

Name:  Ronald Alice                                           Name:  Melvin D. Booth

Title:  Vice President, Law Department                        Title:  President, Chief Operating Officer